ASSET PURCHASE AGREEMENT


                               AMONG


                    BERRY PLASTICS CORPORATION,

                BERRY PLASTICS DESIGN CORPORATION,

                  VIRGINIA DESIGN PACKAGING CORP.

                                AND

                        THE SHAREHOLDERS OF
                  VIRGINIA DESIGN PACKAGING CORP.












                           MAY 13, 1997











                         TABLE OF CONTENTS

                                                             PAGE


SECTION 1.     TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF CERTAIN
                    SPECIFIED LIABILITIES AND RELATED MATTERS.. 1
     1.1.      Transfer of Assets  1
     1.2.      Assets Not Being Transferred  3
     1.3.      Liabilities Being Assumed  4
     1.4.      Liabilities Not Being Assumed  4
     1.5.      Instruments of Conveyance and Transfer, Etc.  6
     1.6.      Further Assurances, Assumed Taxes, Etc.  6
     1.7.      Assignment of Contracts, Rights, Etc.  7
     1.8.      Bulk Sales Laws  7

SECTION 2.     CLOSING PAYMENTS; ESCROW; PURCHASE PRICE ADJUSTMENT;
                    ALLOCATION................................. 8
     2.1.      Purchase Price; Other Payments  8
     2.2.      Closing Payment  8
     2.3.      Debt Payments by Buyer  8
     2.4.      Escrow Account  9
     2.5.      Purchase Price Adjustment  9
          (a)  Preparation of Final Working Capital Statement  9
          (b)  Review by the Seller  10
          (c)  Adjustment  11
     2.6.      Allocation of Purchase Price  11
     2.7.      Closing  12

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS  12
     3.1.      Title to the Shares  12
     3.2.      Authority; Noncontravention; Consents  12

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
                    SHAREHOLDERS.............................. 13
     4.1.      Organization; Good Standing; Qualification and Power
                    13
     4.2.      Equity Investments  13
     4.3.      Capital Stock  13
     4.4.      Authority; Noncontravention; Consents  14
     4.5.      Financial Statements  14
     4.6.      Absence of Undisclosed Liabilities  15
     4.7.      Absence of Changes  15
     4.8.      Tax Matters  16
     4.9.      Title to Assets, Properties and Rights and Related
                    Matters................................... 17
     4.10.     Real Property-Owned  18
     4.11.     Intellectual Property  18
     4.12.     Agreements, No Defaults, Etc.  19
     4.13.     Litigation, Etc.  20
     4.14.     Compliance; Governmental Authorizations  21
     4.15.     Labor Relations; Employees  21
     4.16.     ERISA Compliance  22
     4.17.     Environmental Matters  23
     4.18.     Brokers  24
     4.19.     Related Transactions  24
     4.20.     Accounts and Notes Receivable  25
     4.21.     Accounts and Notes Payable  25
     4.22.     Inventories  25
     4.23.     Warranties of Products; Products Liability; Regulatory
                    Compliance................................ 26
     4.24.     Suppliers and Vendors  26
     4.25.     Customers  26
     4.26.     Disclosure  26

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE BUYER  27
     5.1.      Authority  27
     5.2.      Noncontravention; Consents  27
     5.3.      Brokers  28

SECTION 6.     CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                    ADDITIONAL PRE-CLOSING AGREEMENTS......... 28
     6.1.      Affirmative Covenants of the Seller  28
     6.2.      Negative Covenants of the Seller  29
     6.3.      Confidentiality  30
     6.4.      Consents  30
     6.5.      Efforts to Consummate  30
     6.6.      Notice of Prospective Breach  30
     6.7.      Public Announcements  30
     6.8.      Negotiation with Others.  31

SECTION 7.     CONDITIONS  31
     7.1.      Conditions to Each Party's Obligations  31
          (a)  Approvals  32
          (b)  No Injunctions or Restraints  32
          (c)  Statutes  32
     7.2.      Conditions to Obligations of the Buyer  32
          (a)  Accuracy of Representations and Warranties  32
          (b)  Performance of Obligations of the Seller and the
                    Shareholders.............................. 32
          (c)  Authorization  33
          (d)  Opinion of the Seller's and the Shareholders' Counsel
                    33
          (e)  Consents and Approvals  33
          (f)  Government Consents, Authorizations, Etc.  33
          (g)  Corporate Resolutions.  33
          (h)  Absence of Material Adverse Change  33
          (i)  Officer's Certificate.  34
          (j)  Instruments of Transfer  34
          (k)  Proprietary Information Agreements  34
          (l)  Change and Use of Seller's Name  34
          (m)  Releases of Encumbrances  34
          (n)  Due Diligence  34
          (o)  Employment Agreement  34
          (p)  Consulting and Noncompetition Agreement.  35
          (q)  Escrow Agreement  35
          (r)  Financing  35
          (s)  Environmental  35
          (t)  Foreign Person Affidavit  35
          (u)  Transfer of Cash  35
          (v)  Real Property Matters  35
          (w)  Forms 5500  36
          (x)  Power of Attorney  36
          (y)  Audited Financial Statements  36
          (z)  Equipment Purchase  36
     7.3.      Conditions to Obligations of the Seller and the
                    Shareholders.............................. 36
          (a)  Accuracy of Representations and Warranties  36
          (b)  Performance of Obligations of the Buyer  36
          (c)  Authorization  37
          (d)  Government Consents, Authorizations, Etc.  37
          (e)  Corporate Resolutions  37
          (f)  Officer's Certificate  37
          (g)  Payment of Closing Payment and Debt  37
          (h)  Employment Agreement  37
          (i)  Consulting and Noncompetition Agreement  37
          (j)  Escrow Agreement  38
          (k)  Opinion of Parent's and the Buyer's Counsel  38
          (l)  Equipment Purchase  38

SECTION 8.     INDEMNIFICATION  38
     8.1.      Indemnification Generally; Etc.  38
          (a)  By the Seller Group in Favor of the Buyer Group  38
          (b)  By Each Shareholder in Favor of the Buyer Group  39
          (c)  By the Buyer in Favor of the Seller and the
                    Shareholders.............................. 40
     8.2.      Limitations on Indemnification  40
          (a)  Indemnity Basket for the Seller and the Shareholders
                    40
          (b)  Indemnity Cap for the Seller and the Shareholders  40
          (c)  Indemnity Basket for the Buyer Group  41
     8.3.      Assertion of Claims; Payment of Claims; Right of Set-
                    Off; Levy Debt Not Subject to Escrow...... 41
     8.4.      Notice and Defense of Third Party Claims  41
     8.5.      Survival of Representations and Warranties  43
     8.6.      No Third Party Reliance  43
     8.7.      Remedies Exclusive  43

SECTION 9.     ADDITIONAL AGREEMENTS  44
     9.1.      Expenses  44
     9.2.      Disclosure of Information; Noncompetition  44
     9.3.      Use of Name  45
     9.4.      Relationships with Vendors and Customers  45
     9.5.      Health Insurance  46
     9.6.           .......................................... 46
     9.7.      Undertakings of the Buyer  46
     9.8.      Employees; Seniority; WARN Act Compliance  46
     9.9.      COBRA Coverage  47

SECTION 10.    TERMINATION; EFFECT OF TERMINATION  47
     10.1.     Termination  47
     10.2.     Effect of Termination  48

SECTION 11.    MISCELLANEOUS PROVISIONS  48
     11.1.     Amendment  48
     11.2.     Extension; Waiver  48
     11.3.     Entire Agreement  49
     11.4.     Severability  49
     11.5.     No Third-Party Beneficiaries; Successors and Assigns
                    49
     11.6.     Headings  49
     11.7.     Notices  49
     11.8.     Counterparts  50
     11.9.     Governing Law  50
     11.10.    Incorporation of Exhibits and Schedules  51
     11.11.    Construction  51
     11.12.    Remedies  51
     11.13.    Waiver of Jury Trial  51
     11.14.    Recovery of Attorney's Fees and Costs  51

                                -i-


                      SCHEDULES AND EXHIBITS


Annex I        -    Definitions


Schedule I     -    Machinery, Equipment, etc.
Schedule II    -    Real Property
Schedule III   -    Permits
Schedule IV    -    Excluded Assets
Schedule V     -    Retained Contracts
Schedule VI    -    Designated Debt
Schedule VII   -    Allocation of Purchase Price
Schedule VIII  -    Capitalization
Schedule IX    -    Compensation Rates


Exhibit A      -    Bill of Sale
Exhibit B      -    Escrow Agreement
Exhibit C      -    Form of Opinion of Seller's and Shareholders' Counsel
Exhibit D      -    Form of Consent
Exhibit E      -    Form of Employment Agreement for Larry Goldstein
Exhibit F      -    Form of Noncompetition Agreement for Lee Goldstein
Exhibit G      -    Form of Power of Attorney
Exhibit H      -    Form of Opinion of Parent's and the Buyer's Counsel




                                        ASSET PURCHASE AGREEMENT dated as
                              of May 13, 1997, among BERRY PLASTICS
                              CORPORATION, a Delaware corporation
                              ("Parent"), BERRY PLASTICS DESIGN
                              CORPORATION, a Delaware corporation (the
                              "Buyer"), VIRGINIA DESIGN PACKAGING CORP., a
                              Virginia corporation (the "Seller"), and LEE
                              D. GOLDSTEIN and IDA S. GOLDSTEIN, each an individual and a shareholder of the Seller (the "Shareholders").


          The Seller is engaged in the business (the "Subject Business") of developing, manufacturing, distributing and selling packaging products including expandable polystyrene. The parties desire that the Seller sell, transfer, convey and assign to the Buyer substantially all the assets, properties, interests in properties and rights of the Seller, and that the Buyer assume certain specified liabilities of the Seller, and that the Buyer purchase and acquire the same, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

          SECTION 1. TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF CERTAIN SPECIFIED LIABILITIES AND RELATED MATTERS.

          1.1. TRANSFER OF ASSETS. (a) On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the assets, properties, interests in properties and rights of the Seller of every kind and description, wherever located (other than the Excluded Assets), as the same shall exist immediately prior to the Closing, free and clear of all Encumbrances (other than Permitted Encumbrances), including, without limitation, the following:

                (i) all cash, accounts and notes receivable, deposits, credits, prepaid expenses and other current assets;

               (ii) all owned machinery, equipment, vehicles, furniture, removable leasehold improvements, molds, office equipment, supplies, spare parts and other items of tangible personal property, substantially all of which are set forth on
     SCHEDULE I;

              (iii) the real property, together with the buildings and other structures, fixtures and improvements situated thereon, located in Suffolk, Virginia, as more fully described on SCHEDULE II (the "Real Property");

               (iv) the entire right, title and interest in and to the Requisite Rights, including, without limitation, the trademarks set forth in the Disclosure Letter and all variations thereof, the name "Virginia Design Packaging Corp.", "Virginia Design" and all variations thereof, and all logos of the Seller;

                (v) all inventories of work-in-process, raw materials, finished products, supplies, spare parts, shipping containers and other materials;

               (vi) subject to Section 1.7, all rights in, to and under all Contracts relating to the Subject Business or the Purchased Assets and set forth in the Disclosure Letter in response to Section 4.12 (other than such items that constitute Excluded Assets) or not required to be set forth therein because of the limitations contained in Section 4.12 (the "Assumed Contracts");

              (vii) all records of the Seller relating to the Subject Business or the Purchased Assets, either in original or photostatic form (except in the case of all computer software, which must be in original form, whether in machine or man readable format), wherever located, including, without limitation, property records, production records, engineering records, purchasing and sales records, personnel and payroll records, copies of financial and accounting records, mailing lists, customer and vendor lists and records and computer programs and related software;

             (viii) all interests in and to telephone and telex numbers and all listings in all telephone books and directories;

               (ix) all stationery, purchase orders, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and sales material and literature;

                (x) to the extent transferable, all Permits of the Seller, all of which that are material to the Subject Business being set forth on SCHEDULE III;

               (xi) all rights (including experience ratings) with respect to unemployment, workers' and workmen's compensation, and other similar insurance reserves relating to employees of the Seller who become employees of the Buyer; PROVIDED, HOWEVER, that the Seller shall retain any liability or obligation arising out of any retroactively increased premium relating to the insurance described in this subsection (xi);

              (xii) all rights in and to insurance and indemnity claims (other than such rights relating exclusively to the Excluded Assets);

             (xiii) all rights, choses in action and claims (known or unknown, matured or unmatured, accrued or contingent) of the Seller against third parties that relate to the Subject Business or the Purchased Assets (unless such right or chose in action is a claim or counterclaim related to litigation which is not an Assumed Obligation); and

              (xiv) all other assets, properties, rights and businesses of every kind and nature owned by the Seller relating to the Subject Business or the Purchased Assets or in which the Seller has an interest as of the Closing, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, other than the Excluded Assets.

               (b) For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned to the Buyer by the Seller pursuant to Section 1.1(a) are hereinafter collectively referred to as the "Purchased Assets."

          1.2.  ASSETS NOT BEING TRANSFERRED.  Anything contained in Section
1.1 or elsewhere herein to the contrary notwithstanding, there are expressly excluded from the assets, properties, interests in properties and rights of the Seller to be sold, transferred, conveyed and assigned to the Buyer the following (collectively, the "Excluded Assets"):

               (i) the consideration delivered to the Seller pursuant to this Agreement;

              (ii) originals of financial and accounting records, the minute books, ownership record books and information, originals of all financial statements and information and Tax Returns;

             (iii) all right, title and interest in, to and under the assets set forth on SCHEDULE IV;

              (iv) all rights and interests of the Seller and the Shareholders in, to and under the Contracts listed on SCHEDULE V (the "Retained Contracts");

               (v) all rights and interest of the Seller in the account receivable of the Seller in the amount of $60,000 representing an amount owed to the Seller by Lee Goldstein; and

              (vi) all assets, interests and rights related to or owned by any Employee Plan, sponsored or maintained by the Company or any of its ERISA Affiliates.

          1.3. LIABILITIES BEING ASSUMED. (a) Except as otherwise provided herein and subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, and hereby agrees to perform and discharge when due:

                (i) all liabilities and obligations of the Seller (other than those liabilities and obligations described in Sections 1.4 (a) through (h)) which are accrued or reserved against on the December Balance Sheet and which remain unpaid as of the Closing to the extent of any remaining reserve or accrual;

               (ii) all liabilities and obligations of the Seller (other than those liabilities and obligations described in Sections 1.4(a) through (h)) which are incurred in the ordinary course of the Subject Business, consistent with past practice, subsequent to the December Balance Sheet Date and through the Closing Date and which remain unpaid as of the Closing (together with the liabilities and obligations described in (i) above, the "Assumed Payables"); and

             (iii) all liabilities and obligations arising or to be performed after the Closing under the Assumed Contracts that are effectively assigned and transferred to the Buyer including any Assumed Contracts the benefits and burdens of which are assigned to the Buyer under Section 1.7.

          (b) For convenience of reference, the foregoing liabilities and obligations of the Seller being assumed by the Buyer are collectively referred to herein as the "Assumed Obligations."

          1.4. LIABILITIES NOT BEING ASSUMED. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, EXCEPT FOR THE ASSUMED OBLIGATIONS, THE BUYER SHALL NOT AND DOES NOT ASSUME ANY LIABILITIES OR OBLIGATIONS (FIXED OR CONTINGENT, KNOWN OR UNKNOWN, MATURED OR UNMATURED) OF THE SELLER WHETHER
OR NOT ARISING OUT OF OR RELATING TO THE PURCHASED ASSETS OR THE SUBJECT BUSINESS OR ANY OTHER BUSINESS OF THE SELLER, ALL OF WHICH LIABILITIES AND OBLIGATIONS SHALL AT AND AFTER THE CLOSING REMAIN THE EXCLUSIVE RESPONSIBILITY OF THE SELLER (the "Excluded Obligations"). Without limiting the generality of the foregoing, the Buyer is not assuming any of the following liabilities and obligations of the Seller:

               (a) all liabilities and obligations for (1) income Taxes and
     (2) Taxes that are neither accrued nor reserved against on the December Balance Sheet nor incurred in the ordinary course of the Subject Business, consistent with past practice, subsequent to the December Balance Sheet Date;

               (b) all liabilities and obligations relating to or arising under any Environmental, Health and Safety Law relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or emission, migration, discharge or release of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances, crude oil or any fraction thereof or wastes of any kind into the environment or otherwise, in any such case, to the extent such liability or obligation results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which such action or claim is commenced or made is after the Closing;

               (c) all liabilities and obligations relating to or arising out of any claim, action, suit, investigation or legal or administrative or arbitration proceeding which is based on or related to products (or parts or components thereof) manufactured, sold, distributed or otherwise disposed of or services performed by the Seller on or before the Closing Date, or which is based on events occurring on or before the Closing Date, in each case notwithstanding that the date on which such action, suit, claim, investigation or proceeding is commenced or made is after the Closing;

               (d) all liabilities and obligations of any nature whatsoever of the Seller to any Affiliate of the Seller (provided that, pursuant to Section 2.3, the Buyer is obligated to pay, on behalf of the Seller, certain Designated Debt that is owed to an Affiliate of the Seller);

               (e) all liabilities and obligations associated with, related to or owed by any Employee Plan sponsored or maintained by the Seller or any of its ERISA Affiliates;

               (f) all liabilities and obligations of the Seller or any Shareholder under any guarantee for the payment of money or otherwise;

               (g) all liabilities and obligations of the Seller or any Shareholder under the Promissory Note issued by the Seller to Nancy R. Levy in the face amount of $300,000 dated September 25, 1986 and all documents and instruments related thereto (the "Levy Debt");

               (h) all liabilities and obligations of any nature whatsoever relating to the Excluded Assets.

          1.5. INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC. At the Closing, the Seller shall deliver (or cause to be delivered) to the Buyer, such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, title to the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), including, without limitation, the delivery of a bill of sale, assignment and assumption agreement (the "Bill of Sale"), substantially in the form of EXHIBIT A hereto. Simultaneously therewith, the Seller shall take all steps as may be required to put the Buyer in possession and operating control of the Purchased Assets.

          1.6. FURTHER ASSURANCES, ASSUMED TAXES, ETC. (a) The Seller shall promptly transfer to the Buyer any amounts which shall be received by the Seller after the Closing which constitute Purchased Assets. The Seller shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered or filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the assets, properties, interests in properties or rights being purchased by the Buyer hereunder. The Seller shall pay its own costs and legal expenses incurred in connection with complying with the provisions of this Section 1.6; PROVIDED, HOWEVER, that the Buyer shall pay the costs and legal expenses (other than expenses of legal counsel to the Seller) of creating the necessary documents to comply with the provisions of this Section 1.6.

               (b) After the Closing, the Seller or either Shareholder shall, promptly upon receiving notice or gaining knowledge thereof, notify the Buyer of the existence of any Tax Liability that constitutes an Assumed Obligation that must be discharged and/or included in a Tax Return required to be filed. In connection therewith, the Seller and the Shareholders shall cooperate with the Buyer to the extent necessary or appropriate to prepare, execute and file any Tax Return or other filing required in connection with such Assumed Obligation. In addition, the amounts of any refunds for any payments made by the Buyer, the Seller or the Shareholders with respect to any Taxes that are Assumed Obligations shall be for the benefit of the Buyer, and the Seller and the Shareholders shall either promptly pay over any such amounts actually received (including interest received, if any) by them with respect to such refunds or take whatever actions are necessary to assist the Buyer in recovering such amounts.

               (c) After the Closing, the Buyer shall, promptly upon receiving notice or gaining knowledge thereof, notify the Seller and the Shareholders of the existence of any Tax Liability that constitutes an Excluded Obligation that must be discharged and/or included in a Tax Return required to be filed. In connection therewith, the Buyer shall cooperate with the Seller and the Shareholders to the extent necessary or appropriate to prepare, execute and file any Tax Return or other filing required in connection with such Excluded Obligation. In addition, the amounts of any refunds for any payments made by the Buyer, the Seller or the Shareholders with respect to any Taxes that are Excluded Obligations shall be for the benefit of the Seller and the Shareholders, and the Buyer shall either promptly pay over any such amounts actually received (including interest received, if any) by the Buyer with respect to such refunds or take whatever actions are necessary to assist the Seller and the Shareholders in recovering such amounts.

          1.7. ASSIGNMENT OF CONTRACTS, RIGHTS, ETC. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any Contract or any claim of or right to any benefit arising thereunder or resulting therefrom or any Permit if an attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof, is prohibited by law or would in any way affect the rights of the Buyer or the Seller thereunder. The Seller and the Shareholders shall use their best efforts (and the Buyer shall assist the Seller and the Shareholders) both after and prior to the Closing to obtain such consents to the assignment or transfer thereof to vest in the Buyer all of the Seller's right, title and interest in such Contracts, in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, the Seller and the Shareholders shall cooperate with the Buyer in any arrangements necessary or desirable, on commercially reasonable terms, to provide for the Buyer the benefits and to have the Buyer assume the burdens arising after the Closing thereunder, including, without limitation, enforcement for the benefit of the Buyer, and assumption by the Buyer of the costs of enforcing, any and all rights of the Seller thereunder against the other party thereto arising out of the cancellation thereof by such other party or otherwise.

          1.8. BULK SALES LAWS. The Buyer, the Seller and the Shareholders hereby waive compliance with the provisions of any applicable bulk sales laws.
          SECTION 2. CLOSING PAYMENTS; ESCROW; PURCHASE PRICE ADJUSTMENT; ALLOCATION.

          2.1. PURCHASE PRICE; OTHER PAYMENTS. (a) The aggregate purchase price (the "Purchase Price") to be paid for the Purchased Assets shall be $1,761,000{*} plus the Additional Escrow Amount, if any, payable as follows: (i) pursuant to Section 2.2 below, $1,761,000 (as adjusted based on the amount of Designated Debt){*} is payable to the Seller on the Closing Date; and (ii) pursuant to Section 2.4 below, $300,000 shall be deposited in an escrow account pursuant to the Escrow Agreement.

               (b) In addition, (i) pursuant to Section 2.3 below, the Buyer, on behalf of the Seller, shall pay on the Closing Date, and/or shall deposit funds with the Buyer on the Closing Date for the payment of, the Designated Debt; and (ii) pursuant to the Consulting and Noncompetition Agreement, the Buyer shall pay $800,000 to Lee Goldstein, payable as set forth in the Consulting and Noncompetition Agreement.

          2.2. CLOSING PAYMENT. As used herein, "Closing Payment" shall mean an amount equal to $1,761,000 (as such amount is increased or decreased based on the Designated Debt). Subject to the conditions set forth herein, the Closing Payment shall be paid, or caused to be paid, by the Buyer at the Closing by wire transfer to the account or accounts designated by written notice from the Seller to the Buyer at least two Business Days before the Closing Date.

          2.3. DEBT PAYMENTS BY BUYER. Subject to the conditions set forth herein, on the Closing Date and on behalf of the Seller, the Buyer shall pay and satisfy, or cause to be paid and satisfied, in full certain outstanding indebtedness of the Seller, the amounts and general description of which as of the date hereof are set forth on SCHEDULE VI (the
"Designated Debt"). The outstanding amounts of all notes, debentures and other payables set forth on SCHEDULE VI shall be paid on the Closing Date by check or by wire transfer (with wire transfers being made to those from whom encumbrance releases are required) to the accounts designated in writing by the payees to the Buyer or the Seller. In addition, the Buyer shall pay the lesser of $40,000 and 50% of the prepayment penalty (which amount shall not constitute Designated Debt and shall not therefore reduce the Closing Payment) relating to the payment of the indebtedness outstanding under the Industrial Development Authority of the City of Suffolk Industrial Development Refunding Revenue Bonds; provided that any interest earned on amounts placed in escrow to repay such bonds shall be for the benefit of the Seller.

          2.4. ESCROW ACCOUNT. On the Closing Date, the Buyer, the Seller, the Shareholders and Lawyers Title Insurance Corporation shall enter into the escrow agreement substantially in the form of EXHIBIT B hereto (the "Escrow Agreement"), pursuant to which, on the Closing Date, the Buyer shall deposit with Lawyers Title Insurance Corporation the amount of $300,000 in an escrow account (the "Escrow Account"). As used herein, "Additional Escrow Amount" shall mean any amount payable to the Seller from time to time pursuant to the Escrow Agreement.

          2.5.  PURCHASE PRICE ADJUSTMENT.

               (a) PREPARATION OF FINAL WORKING CAPITAL STATEMENT. As promptly as practicable following the Closing Date (but in no event later than 60 days after the Closing Date), the Buyer shall prepare, and cause Ernst & Young LLP, the accountants of the Buyer (the "Buyer's Accountants"), to certify, a statement (the "Final Working Capital Statement") setting forth the computation of the Final Working Capital (as defined below) of the Seller as of the Closing Date, which statement shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with the historical financials of the Seller. For purposes of preparing the Final Working Capital Statement, "Final Working Capital" shall mean working capital as determined in accordance with Chapter 3 of Accounting Research Bulletin 43 and other GAAP, consistently applied with the Seller's historical financials, and (i) specifically including the Seller's prepaid deposits to the extent such deposits have value and are recoverable, but specifically excluding security deposits on outstanding operating leases considered as other assets on the Seller's financial statements, (ii) specifically excluding current liabilities included in Designated Debt, (iii) specifically excluding prepaid expenses with no value on a going-forward basis, and (iv) inventory shall be, as of the Closing Date, good, usable and of merchantable quality. The Seller's inventory shall include no items, unless a reserve has been established with respect thereto on the books of the Seller, which are (A) over one year old, (B) in excess of one year's sales requirements, based on the Seller's historical sales to its continuing customers, (C) decorated or colored items (other than white) for which the Seller has no customer purchase orders, or any item, or the matching component to any item, which has been discontinued in the Seller's product line or (D) discontinued by the Seller's customers for which there are no other current customers.

               (b) REVIEW BY THE SELLER. (i) Upon completion of the certified Final Working Capital Statement, the Buyer shall promptly deliver the same to the Seller with a notice ("Buyer's Notice of Adjustment") of the Buyer setting forth its proposed adjustment, if any, of the Purchase Price as contemplated by Section 2.1. The Buyer's Notice of Adjustment will include adequate detail including, without limitation, descriptions of any write-downs or reserves proposed by the Buyer and the reasons therefore, to reasonably facilitate the Seller's review. During and after the preparation of the Final Working Capital Statement until the Final Determination Date (as defined below), the Buyer shall consult with the Seller and its advisors and provide the Seller and its advisors with timely access to the employees and records of the Buyer and the work papers, trial balances and similar materials used in connection with the preparation of the Final Working Capital Statement.

               (ii) Following receipt of the Buyer's Notice of Adjustment, the Seller will be afforded a period of 20 Business Days (the "First 20-Day Period") to review the Buyer's Notice of Adjustment. At or before the end of the First 20-Day Period, the Seller will either (A) accept the Final Working Capital (as set forth in the Buyer's Notice of Adjustment) in its entirety, in which case the Final Working Capital will be as set forth in the Buyer's Notice of Adjustment or
     (B) deliver to the Buyer a written notice (the "Objection Notice") containing a sufficiently detailed written explanation of those items in the Final Working Capital Statement (as set forth in the Buyer's Notice of Adjustment) which the Seller disputes, in which case the items identified by the Seller shall be deemed to be in dispute. The failure by the Seller to deliver the Objection Notice within the First 20-Day Period shall constitute the Seller's acceptance of the Final Working Capital as set forth in the Buyer's Notice of Adjustment. If the Seller delivers the Objection Notice in a timely manner, then, within a further period of 20 Business Days from the end of the First 20-Day Period the parties and, if desired, their accountants will attempt to resolve in good faith any disputed items and reach a written agreement (the "Settlement Agreement") with respect thereto. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to an independent nationally-recognized firm of certified public accountants mutually acceptable to the Seller and the Buyer (the "Arbitrating Accountants"), the fees and expenses of which shall be borne equally by the Shareholders, on the one hand, and the Buyer, on the other hand. The Final Working Capital will be deemed to be as determined by the Arbitrating Accountants. Such determination (the "Accountants' Determination") shall be (A) in writing, (B) furnished to the Seller and the Buyer as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (C) made in accordance with Chapter 3 of Accounting Research Bulletin 43 and other GAAP, consistently applied with the Seller's historical financials and (D) nonappealable and incontestable by the Seller, any Shareholder, the Buyer or any of their respective Affiliates and not subject to collateral attack for any reason.

               (iii) For purposes of this Section 2.5, the "Final Determination Date" shall mean the earliest to occur of (A) the 21st day following the receipt by the Seller of the Buyer's Notice of Adjustment if the Seller shall have failed to deliver the Objection Notice to the Buyer within the First 20-Day Period, (B) the date on which either the Seller or the Buyer gives the other a written notice to the effect that such party has no objection to the other party's determination of the Final Working Capital, (C) the date on which the Seller and the Buyer execute and deliver a Settlement Agreement and
     (D) the date as of which the Seller and the Buyer shall have received the Accountants' Determination.

               (c) ADJUSTMENT. (i) If the Final Working Capital is greater than $690,000 (the amount of such excess over $690,000 being referred to herein as the "Underpayment Amount"), then, within five Business Days following the Final Determination Date, the Buyer shall pay, or cause to be paid, to the Seller the Underpayment Amount with interest from the Closing Date at an annualized rate of 5%. Parent and the Buyer shall be jointly and severally liable for the obligations of the Buyer in this Section 2.5(c).

               (ii) If the Final Working Capital is less than $640,000 (the amount of such shortfall being referred to herein as the "Overpayment Amount"), then, within five Business Days following the Final Determination Date, the Seller and the Shareholders shall pay, or cause to be paid, to the Buyer the Overpayment Amount with interest from the Closing Date at an annualized rate of 5%. The Seller and each of the Shareholders shall be jointly and severally liable for the obligations of the Shareholders in this Section 2.5(c).

          2.6. ALLOCATION OF PURCHASE PRICE. The Purchase Price and the Assumed Obligations that are properly treated as purchase price for Federal income Tax purposes shall initially be allocated to the Purchased Assets in accordance with SCHEDULE VII. The Seller and the Buyer shall complete a Form 8594 Asset Acquisition Statement under Section 1060 of the Code promptly upon determination of Final Working Capital at the Final Determination Date, in a manner consistent with SCHEDULE VII; PROVIDED, HOWEVER, that the amount of purchase price allocated to current assets in working capital will be adjusted in accordance with Final Working Capital. The parties shall each file a copy of such form with their respective federal income Tax returns for the period that included the Closing Date. None of the parties shall take any action inconsistent with the allocation of the Purchase Price set forth on SCHEDULE VII.

          2.7. CLOSING. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement, unless another date or place is agreed to by the parties, shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, as soon as practicable after the satisfaction or waiver (to the extent the same may be waived) of the conditions set forth in Section 7
(such date on which the Closing is consummated being referred to herein as the "Closing Date").

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer as follows:

          3.1. TITLE TO THE SHARES. Such Shareholder is the lawful owner, of record and beneficially, of those shares of capital stock set forth opposite his or her name on SCHEDULE VIII hereto and has good and marketable title to such shares.

          3.2. AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) Such Shareholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and any Related Document to which he or she is a party and this Agreement and each such Related Document is the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

          (b) Except as set forth in Section 3.2 of the Disclosure Letter, neither the execution, delivery and performance of this Agreement by such Shareholder or any Related Document to which he or she is a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any material benefit under, any term, condition or provision of any Contract to which such Shareholder is a party, or by which such Shareholder or any of his or her properties may be bound or (ii) violate any Law applicable to such Shareholder or any of his or her properties, which conflict or violation would prevent the consummation of the transactions contemplated by this Agreement or result in an Encumbrance on the Purchased Assets or give rise to any claim against the Seller, the Buyer, or any Affiliate of the Buyer or have a Material Adverse Effect.
          (c) Except as contemplated by this Agreement, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person or Governmental Entity is required in connection with the execution, delivery and performance by such Shareholder of this Agreement or any Related Document to which he or she is a party or the consummation by such Shareholder of the transactions contemplated hereby and thereby.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS. The Seller and the Shareholders jointly and severally represent and warrant to the Buyer and Parent as follows:

          4.1. ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Virginia, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and, except as set forth in
Section 4.1 of the disclosure letter dated the date of this Agreement (the "Disclosure Letter") certified by the Chief Executive Officer of the Seller and each of the Shareholders and delivered by the Seller and the Shareholders to the Buyer, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, each of which jurisdictions is set forth in Section 4.1 of the Disclosure Letter. The Seller has delivered to the Buyer true and complete copies of the Seller's Charter and the Seller's By-laws, in each case as amended to the date hereof.

          4.2. EQUITY INVESTMENTS. Except as set forth in Section 4.2 of the Disclosure Letter, the Seller has never had, nor does it currently have, any subsidiaries, nor has it owned in the last five years, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any Person.

          4.3. CAPITAL STOCK. The authorized capital stock of the Seller consists of 50,000 shares of Common Stock, no par value, of which 20,000 shares are issued and outstanding. All of such issued and outstanding shares are owned of record by the Shareholders in the amounts set forth on
SCHEDULE VIII. Other than the Common Stock described above and an option issued to Mr. Alan J. Strassman to acquire 2,000 shares of Common Stock of the Seller, there are no outstanding securities, options, warrants, rights or agreements or other commitments pursuant to which the Seller is or may become obligated to issue any shares of its capital stock, or any securities convertible into or exercisable or exchangeable for such capital stock.

          4.4. AUTHORITY; NONCONTRAVENTION; CONSENTS. (a) The Seller has all the requisite corporate power and authority to enter into this Agreement and each Related Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and each Related Document to which it is a party and all related transactions contemplated thereby and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller; and this Agreement and each Related Document to which it is a party has been duly and validly executed and delivered by the Seller and this Agreement and each Related Document to which it is a party is the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

          (b) Neither the execution, delivery and performance of this Agreement and the Related Documents to which the Seller is a party nor the consummation by the Seller of the transactions contemplated hereby or thereby nor compliance by the Seller with any provision hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the Purchased Assets under any term, condition or provision of (x) the Seller's Charter or the Seller's By-laws or (y) except as set forth in Section 4.4(b) of the Disclosure Letter, any Contract to which the Seller is a party or by which its properties or assets are bound, or (ii) violate any Laws applicable to the Seller or any of its properties.

          (c) Except as set forth in Section 4.4(c) of the Disclosure Letter, no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Seller of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          4.5. FINANCIAL STATEMENTS. The Seller has previously delivered to the Buyer:

                (i) the audited balance sheets of the Seller as of December 31, 1995 and the related statements of income, stockholders' equity, cash flows and supplemental data for the fiscal period then ended;

               (ii) the draft of the audited balance sheet of the Seller as of December 31, 1996 and the related statements of income, stockholders' equity, cash flows and supplemental data for the fiscal period then ended;

              (iii) the internally prepared balance sheet of the Seller as of March 31, 1997 and the related statements of income and cash flows for the three months then ended;

(all of such statements being, collectively, the "Financial Statements," and the balance sheet as of December 31, 1996 being the "December Balance Sheet" and the date thereof being the "December Balance Sheet Date"). Except as set forth in Section 4.5 of the Disclosure Letter, the Financial Statements (i) are in accordance with the books and records of the Seller,
(ii) fairly present the financial condition of the Seller on the respective dates indicated and the results of operations, stockholders' equity and cash flows of the Seller for the respective periods indicated and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

          4.6.  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in
Section 4.6 of the Disclosure Letter, the Seller has no material Liability, except for (i) Liabilities reflected in the Liabilities section of the December Balance Sheet, (ii) Liabilities under Contracts that are set forth in the Disclosure Letter which have arisen in the ordinary course of business (none of which relates to a breach of contract), and
(iii) Liabilities that have arisen since the date of the December Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental, Health and Safety Laws)). There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the December Balance Sheet and the related Financial Statements for the period then ended. Except as set forth in
Section 4.6 of the Disclosure Letter, the Seller has not, either expressly or by operation of law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

          4.7. ABSENCE OF CHANGES. Except as set forth in Section 4.7 of the Disclosure Letter, since December 31, 1996, there has not been any Material Adverse Change. Since that date, except as set forth in Section
4.7 of the Disclosure Letter, the Seller has been operated in the ordinary course, consistent with past practice, and:
               (a) no fee, interest, dividend, royalty or any other payment of any kind has been made by the Seller to any Shareholder or any Affiliate of the Seller or any Shareholder;

               (b) no party (including the Seller) has accelerated, terminated, modified or canceled any Contract (or series of related Contracts) involving more than $5,000 to which the Seller is a party or by which the Seller is bound and, to the Best Knowledge of the Seller and the Shareholders, no party intends to take any such action;

               (c) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (d) the Seller has not taken any action that would violate any of the negative covenants set forth in Section 6.2 of this Agreement; and

               (e) there has been no agreement, understanding or authorization, whether in writing or otherwise, for the Seller to take any of the actions specified in items (a) through (d) above.

          4.8. TAX MATTERS. Except as set forth in Section 4.8 of the Disclosure Letter, the Seller (a) has paid all Taxes required to be paid by it through the date hereof and (b) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns with appropriate Governmental Entities in all jurisdictions in which the Tax Returns are required to be filed, and all such Tax Returns are true and complete. The Seller is not, nor has it ever been, included in any consolidated or combined Tax Return for Federal, state or local Tax purposes or is it a member of an affiliated group within the meaning of
Section 1504 of the Code. All Taxes, including those shown to be due on each of the Tax Returns, have been timely paid in full. No Tax liens have been filed and neither the Seller nor any Shareholder has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return, and no waivers of statutes of limitation have been given or requested with respect to the Seller. To the Best Knowledge of the Seller and the Shareholder, there are no pending Tax audits of any Tax Returns. No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Seller. The Seller has no predecessors, nor is it a member of any affiliated or combined group. The Seller has made full and adequate provision (i) on the December Balance Sheet for all Taxes payable by it for all periods prior to the date thereof, and (ii) on its books for all Taxes payable by it for all periods beginning on or after such date. The Seller has not incurred any Tax Liability since the December Balance Sheet Date, except for Taxes incurred in the ordinary course of business. The Seller has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and the Seller is not nor has it ever been a "personal holding company" within the meaning of Section 542 of the Code. The Seller has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has withheld and paid over all amounts required by Law to be withheld and paid from the wages or salaries of employees, and the Seller is not liable for any Taxes for failure to comply with such Laws. The Seller neither is nor has it ever been a party to any Tax sharing agreement. The Seller has been a "small business corporation" (within the meaning of Section 1361 of the Code) for all taxable years beginning after 1984, and has duly elected under Section 1362(a) of the Code to be taxed as an "S corporation" for Federal income tax purposes. The Seller is treated as an "S" corporation under Virginia law. The Seller has not agreed to nor is it required to make any adjustments pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the Seller's accounting method. There is no Contract covering any Person that individually or collectively could, as a result of the transactions contemplated hereby, or otherwise, give rise to the payment of any amount being non-deductible by the Seller by reason of Section 280(G) of the Code.

          4.9. TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Seller has good title to the Intellectual Property Rights as provided in Section 4.11 and to all other assets, properties and interests in properties, real, personal or mixed, reflected on the December Balance Sheet or acquired after the December Balance Sheet Date (except inventory or other property sold or otherwise disposed of since the December Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to the December Balance Sheet
Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in Section 4.9 of the Disclosure Letter and Permitted Encumbrances. To the Best Knowledge of the Seller and the Shareholders and except as set forth on Schedule 4.9 of the Disclosure Letter, there does not exist any condition which materially interferes with the economic value or use of any such assets. Except for inventory and supplies in transit in the ordinary course of business, all material tangible personal property owned by the Seller is located on the premises of the Seller. Except as set forth in Section 4.9 of the Disclosure Letter, the Purchased Assets are in good operating condition (ordinary wear and tear excepted). Except as set forth in Section 4.9 of the Disclosure Letter, the assets, properties and interests in properties of the Seller to be owned by the Buyer after the Closing shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all Contracts necessary to enable the Buyer to carry on the Subject Business as presently conducted by the Seller.

          4.10. REAL PROPERTY-OWNED. (a) Section 4.10 of the Disclosure Letter contains a list and brief description of all of the Real Property. The Real Property constitutes all real properties used or occupied by the Seller in connection with the Subject Business.

          (b)  With respect to the Real Property, except as set forth in
Section 4.10 of the Disclosure Letter:

               (i) no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any public or quasi-public authority and, to the Best Knowledge of the Seller and the Shareholders, there is no threatened condemnation or Proceeding with respect thereto;

              (ii) the physical condition of the Real Property is sufficient to permit the continued conduct of the Subject Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

              (iii) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Seller and to the Best Knowledge of the Seller and the Shareholders, there is no threatened special assessment pertaining to any of the Real Property; and

               (iv) there are no Contracts, written or oral, to which the Seller is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property.

          4.11.  INTELLECTUAL PROPERTY.  Except in each case as set forth in
Section 4.11 of the Disclosure Letter:

               (a) the Seller owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, and, where necessary, in the Seller's reasonable opinion, has made timely and proper application for all Intellectual Property Rights necessary or required for the conduct of the Subject Business as currently conducted (such Intellectual Property Rights, collectively, the "Requisite Rights") and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to Requisite Rights developed by the Seller and in the Seller's reasonable opinion are sufficient for such conduct of the Subject Business as currently conducted by the Seller in the case of all other Requisite Rights;

               (b) there are no royalties, honoraria, fees or other payments payable by the Seller to any Person by reason of the ownership, use, license, sale or disposition of Requisite Rights;

               (c) no activity, service or procedure currently conducted by the Seller violates or will violate any Contract of the Seller with any third party or infringe any Intellectual Property Right of any other party;

               (d) the Seller has not received from any third party in the past five years any notice, charge, claim or other assertion that the Seller is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use; and

               (e) the Seller has not sent to any third party in the past five years nor otherwise communicated to another Person any notice, charge, claim or other assertion of, or has any knowledge of, present, impending or threatened infringement by, or misappropriation of any Intellectual Property Right of the Seller by such other Person or any acts of unfair competition by such other Person.

Section 4.11 of the Disclosure Letter contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to Federal, state, local and foreign Laws by the Seller to perfect or protect its interest in the Requisite Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and service mark applications.

          4.12. AGREEMENTS, NO DEFAULTS, ETC. Except in each case as set forth in Section 4.12 of the Disclosure Letter, the Seller is not a party to any:

               (a) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or agreement with any Affiliates, other than advances in the ordinary course of business;

               (b) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Seller;

               (c) Contract relating to any guarantee of any obligation for borrowed money or otherwise;
               (d) Contract with respect to the lending or investing of funds;

               (e) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information;

               (f) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business which are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $5,000;

               (g) Contract that prohibits it from freely engaging in business anywhere in the world;

               (h) other Contract (x) that is not terminable by either party without penalty upon advance notice of 30 days or less and involves aggregate consideration in excess of $5,000 or (y) that involves aggregate consideration in excess of $10,000 (excluding in the case of clauses (x) and (y) above any purchase order entered into in the ordinary course of business which is to be completed within three months of entering into such purchase orders); or

               (i)  other Contract material to the Subject Business.

Except as set forth in Section 4.12 of the Disclosure Letter, there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities owned or operated by the Seller for executive, administrative or sales purposes or any social club memberships owned or paid for by it. Except as set forth in Section 4.12 of the Disclosure Letter, the Seller has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any material respect under any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a material default by the Seller of any of the foregoing. The Seller has furnished to the Buyer, Parent or the Affiliates of either of them true and complete copies of all documents listed in Section 4.12 of the Disclosure Letter or complete descriptions of all material terms of any oral Contracts listed in Section 4.12 of the Disclosure Letter.

          4.13. LITIGATION, ETC. Except as set forth in Section 4.13 of the Disclosure Letter, there are no (i) Proceedings pending or, to the Best Knowledge of the Seller and the Shareholders, threatened against the Seller, whether at law or in equity, or before or by any Governmental
Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Seller. The Seller has delivered to the Buyer all material documents and correspondence relating to such matters referred to in Section 4.13 of the Disclosure Letter.

          4.14. COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS. Except as set forth in Section 4.14 of the Disclosure Letter, the Subject Business has not and is not being conducted in violation in any material respect of any Law, Order or Permit, including, without limitation, Environmental, Health and Safety Laws. Except as set forth in Section 4.14 of the Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Seller is pending or, to the Best Knowledge of the Seller and the Shareholders, threatened, nor has any Governmental Entity notified the Seller of its intention to conduct the same. The Seller has all Permits necessary for the conduct of its business, including those required under any Environmental, Health and Safety Laws, such Permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no Proceeding is pending or, to the Best Knowledge of the Seller and the Shareholders, threatened to revoke or limit any thereof.
Section 4.14 of the Disclosure Letter contains a true and complete list of all material Permits under which the Seller is operating or bound, and the Seller has furnished to the Buyer, Parent or the Affiliates of either of them true and complete copies thereof.

          4.15.  LABOR RELATIONS; EMPLOYEES.  Except as set forth in Section
4.15 of the Disclosure Letter, (i) the Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) upon termination of the employment of any such employees, neither the Seller nor the Buyer will by reason of any action taken or not taken, which is required to be taken by the Seller, prior to the Closing be liable to any of such employees for severance pay or any other payments, (iii) the Seller is in compliance in all material respects with all Laws respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (iv) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board or any other Governmental Entity, (v) there is no labor strike, material dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Seller and the Shareholders, threatened against or involving the Seller, (vi) no labor union currently represents the employees of the Seller and, to the Best Knowledge of the Seller and the Shareholders, no labor union has taken any action with respect to organizing the employees of the Seller, and (vii) no key employee has informed the Seller, any Shareholder or any senior executive of the Seller that such employee will or may terminate his or her employment or engagement with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, union Contract or similar agreement.

          4.16. ERISA COMPLIANCE. (a) Set forth in Section 4.16 of the Disclosure Letter is a true and complete list of all Employee Plans. All Employee Plans have been operated and administered in compliance in all material respects with ERISA, the Code and other applicable Laws.

          (b)  Except as set forth in Section 4.16 of the Disclosure
Letter:

               (i) neither the Seller nor any of its ERISA Affiliates, nor to the Best Knowledge of the Seller and its ERISA Affiliates, any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Seller or any of its ERISA Affiliates to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

               (ii) all required or declared Seller contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Seller has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

               (iii) no Proceedings (other than routine claims for benefits) are pending, or to the Best Knowledge of the Seller, threatened, with respect to or involving any Employee Plan;

                (iv) none of the Employee Plans obligate the Seller to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

               (v) each Employee Plan that is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B,
     Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

               (vi) neither the Seller nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA), a "defined benefit pension plan" (as defined in Section 3(35) of ERISA) or a "defined contribution plan" (as defined in Section 3(34) of ERISA); and

             (vii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan.

          (c) The Seller has provided the Buyer with true and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation (but in any case one that has been completed within the last calendar year) of the present and future obligations under each Employee Plan that provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits. The foregoing documents accurately reflect all material terms of each of the Employee Plans (including, without limitation, any agreement or provision which would limit the ability of the Seller to make any prospective amendments or terminate any Employee Plan).

          4.17. ENVIRONMENTAL MATTERS. (a) Neither the Seller nor any of its past owned or leased property or operations are subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under Environmental, Health and Safety Laws, nor, to the Best Knowledge of the Seller and the Shareholders, has any investigation been commenced or is any Proceeding threatened against the Seller under the Environmental, Health and Safety Laws with regard to the Subject Business. For purposes of this Section 4.17, the term "Seller" shall include any predecessor of the Seller, including any Person to whose Liabilities the Seller may have succeeded, in whole or in part, pursuant to Environmental, Health and Safety Laws, contract, common Law or the operation of Law.

          (b) Except as set forth in Section 4.17 of the Disclosure Letter, neither the Seller nor any Shareholder has received any written or oral notice, report or other information that the Seller is potentially responsible under the Environmental, Health and Safety Laws for any damages, sanctions or remedies, including for response costs or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location and the Seller has not transported or disposed of, or allowed or arranged for any third party to transport to or dispose of, any Hazardous Materials at any location that was then or since has been (1) included on the National Priorities List, as defined under CERCLA, (2) proposed for inclusion on that List, or (3) included on the CERCLIS database prepared under CERCLA or any analogous list prepared by any state.
          (c) Section 4.17 of the Disclosure Letter sets forth a complete and accurate list of all properties and facilities previously owned or operated by the Seller. Except as set forth in Section 4.17 of the Disclosure Letter, none of the following has existed or occurred at any such property or facility or at any of the Real Property either (1) at any time when owned or operated by the Seller or (2) to the Best Knowledge of the Seller and the Shareholders, at any time prior to when owned or operated by the Seller: a release of Hazardous Materials in an amount then or now exceeding a reportable quantity as defined under, or in a manner that then or now would support an Order by a Governmental Entity under, Environmental, Health and Safety Laws; hazardous waste treatment, storage or disposal facilities, as those terms are defined under the Environmental, Health and Safety Laws; any asbestos-containing material, underground storage tank, aboveground storage tank, landfill, waste pile, other waste disposal area, surface impoundment, or article or equipment containing polychlorinated biphenyls; and no facts, events or conditions that would prevent compliance by the Seller with, or could give rise to any Liability or corrective or remedial obligation of the Seller under, Environmental, Health and Safety Laws.

          (d) The Seller has provided the Buyer, Parent or an Affiliate of either of them with correct and complete copies of all reports and studies performed by or on behalf of, or within the possession or control of, the Seller with respect to past or present environmental conditions or events at any of the Real Property or any property formerly owned, leased, or operated by the Seller, and to the Best Knowledge of the Seller and the Shareholders, there are no other environmental reports or studies with respect thereto, other than as contemplated hereby.

          (e) Except as set forth in Section 4.17 of the Disclosure Letter, the Seller has not by Contract, consent Order or other agreement assumed (1) any obligations or Liabilities of any other Person arising under Environmental, Health and Safety Laws or (2) responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the release or threatened release of Hazardous Materials.

          4.18. BROKERS. None of the Seller or any of its officers, directors, Shareholders or employees (or any Affiliate of the foregoing) have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          4.19. RELATED TRANSACTIONS. Except as set forth in Section 4.19 of the Disclosure Letter, and except for compensation to regular employees of the Seller, no current or former Affiliate of the Seller or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or Contract with the Seller, or (ii) other than Alan Strassman and his Affiliates as to which the Seller and the Shareholders have no knowledge, the direct or indirect owner of an interest in any Person which is a competitor, supplier or customer of the Seller (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the Seller which relates to the business of, or should properly accrue to, the Seller.

          4.20.  ACCOUNTS AND NOTES RECEIVABLE.  Except as set forth in
Section 4.20 of the Disclosure Letter and as reserved against in the December Balance Sheet, all the accounts receivable and notes receivable owing to the Seller as of the date hereof constitute, and as of the Closing will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in Section 4.20 of the Disclosure Letter, as of the date hereof, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Seller and the Shareholders, threatened to refuse to pay its obligations for any reason, (iii) to the Best Knowledge of the Seller and the Shareholders, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Seller.

          4.21.  ACCOUNTS AND NOTES PAYABLE.  Except as set forth in Section
4.21 of the Disclosure Letter, all accounts payable and notes payable by the Seller to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 4.21 of the Disclosure Letter, there is no such account payable or note payable more than 30 days past due, except those contested in good faith.

          4.22. INVENTORIES. Except to the extent written down on the books of account of the Seller or reserved against thereon, the inventories of the Seller as of the date hereof are of good, usable and merchantable quality. Except to the extent written down on the books of account of the Seller or reserved against thereon, the Seller's inventory includes no items which are below customary quality control standards of the plastics industry and any applicable governmental quality control, or of a quality or quantity not usable or salable in the normal course of business (it being understood that inventory not usable or saleable within one year constitutes obsolete inventory). The aggregate value of the inventory has been written down on the books of account of the Seller to realizable market value or adequate reserves have been provided in accordance with GAAP.

          4.23. WARRANTIES OF PRODUCTS; PRODUCTS LIABILITY; REGULATORY COMPLIANCE. (a) Except to the extent written down on the books of account of the Seller or reserved against thereon, each group of products manufactured, sold, distributed, used or held in inventory by the Seller is, subject to customary and reasonable tolerances, free from any significant defects in workmanship and materials, and conforms in all material respects with all customary and reasonable standards for products of such type.

          (b) Neither the United States Food and Drug Administration nor any other Governmental Entity regulating the marketing, testing or advertising of any of the products currently manufactured, sold, distributed or used in connection with the Subject Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling, distribution or use of any such product or that such product be modified in a way likely to have a Material Adverse Effect.

          4.24. SUPPLIERS AND VENDORS. Except as set forth in Section 4.24 of the Disclosure Letter and except in the ordinary course of business, since January 1, 1996, whether as a result of the transactions contemplated hereby or otherwise, no material supplier or vendor of the Seller has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Seller or has decreased, limited or otherwise modified, or threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Seller.

          4.25. CUSTOMERS. Except to the extent any such business relationship is impaired solely by virtue of an account or note receivable past 90 days due as disclosed in Section 4.25 of the Disclosure Letter, to the Best Knowledge of the Seller and the Shareholders, the business relationship between the Seller and its customers is generally good and no material disagreement or problem exists between the Seller and any customer. Except as set forth in Section 4.25 of the Disclosure Letter, no customer to which more than $20,000 of the Seller's annual sales are attributable has threatened, or has notified the Seller that it intends, to terminate its relationship and dealings with the Seller, whether as a result of the transactions contemplated by this Agreement or otherwise.

          4.26. DISCLOSURE. To the Best Knowledge of the Seller and the Shareholders, neither this Agreement nor any of the schedules, attachments or exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading. There is no fact that has not been disclosed to the parties referred to above of which Lee D. Goldstein, Laurence A. Goldstein or Gordon Saffold is aware and which constitutes or could reasonably be anticipated to result in a Material Adverse Change.

          SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller and the Shareholders as follows:

          5.1. AUTHORITY. Each of Parent and the Buyer has all requisite power and authority to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by each of Parent and the Buyer of this Agreement and the Related Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Parent and the Buyer; and this Agreement and the Related Documents to which Parent or the Buyer is a party has been duly executed and delivered by such party and constitute the valid and legally binding obligations of such party, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

          5.2. NONCONTRAVENTION; CONSENTS. (a) Neither the execution and delivery of this Agreement and the Related Documents to which Parent or the Buyer is a party nor the consummation of the transactions contemplated hereby or thereby by Parent or the Buyer shall (i) violate any Law, the result of which would prevent the consummation by Parent and the Buyer of the transactions contemplated hereby or (ii) other than with respect to the Financing and Security Agreement by and between Nations Bank, N.A. and Parent dated as of January 21, 1997, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Parent or the Buyer is a party or by which Parent or the Buyer is bound or to which any of their respective properties is subject the result of which would prevent the consummation by Parent and the Buyer of the transactions contemplated hereby.

          (b) Except as contemplated by this Agreement or any Related Document, no material permit, authorization, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Parent and the Buyer of this Agreement and the Related Documents to which either Parent or the Buyer is a party or the consummation by Parent and the Buyer of the transactions contemplated hereby or thereby.

          5.3. BROKERS. Neither Parent, the Buyer nor any of their respective officers, directors, stockholders or employees (or any Affiliate of any of the foregoing) has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          SECTION 6. CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL PRE-CLOSING AGREEMENTS.

          6.1. AFFIRMATIVE COVENANTS OF THE SELLER. From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 10.1 (the "Transition Period"), except as otherwise consented to in writing by the Buyer, the Seller shall, and the Shareholders shall cause the Seller to:

               (a) conduct the operations of the Seller according to the ordinary and usual course of business consistent with past custom and practice (including the collection of receivables, the payment of payables and the maintenance of supplies) and use best efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with suppliers, customers and others having business relationships with them;

               (b) maintain the assets of the Seller in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the December Balance Sheet Date, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Seller is insured or the condemnation of any assets or properties, either repair or replace such assets or property or, if the Buyer agrees, cause the Seller to retain such insurance or condemnation proceeds;

               (c) promptly inform the Buyer in writing of any material variances from the representations and warranties contained in Section 4; and

               (d) permit representatives of the Buyer to have full access to the Seller's books, records, property, facilities, customers, suppliers, sales representatives, consultants, key employees and independent accountants in connection with the Buyer's due diligence review of the Seller (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Seller or the Shareholders, or conditions to the obligations of the Buyer, in each case as set forth herein).

          6.2. NEGATIVE COVENANTS OF THE SELLER. During the Transition Period, without the prior written consent of the Buyer, except as expressly contemplated by this Agreement or the Related Documents, the Seller shall not, and the Shareholders shall cause the Seller not to:

               (a) sell, lease, transfer or assign any of the assets of the Seller, tangible or intangible, other than inventory in the ordinary course of business consistent with past custom and practice;

               (b) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice (provided that the Seller may delay the payment of accounts payable as cash flow dictates);

               (c)  enter into any Contract (or series of related
     Contracts) other than in the ordinary course of business or with respect to the design of a line of tamper evident lids;

               (d) enter into any employment Contract or collective bargaining agreement, written or oral, or modify the terms of any existing such Contract;

               (e) grant any increase in the base compensation of any of the officers or employees of the Seller other than in the ordinary course of business consistent with past custom and practice;

               (f) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any of the officers or employees of the Seller;

               (g) other than as contemplated by this Agreement or any Related Document, enter into any transaction with any of the officers, employees or Affiliates of the Seller (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

               (h) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors and other associates of the Seller from maintaining the same business relationships with the Seller after the date of this Agreement as were maintained with the Seller prior to the date of this Agreement; or

               (i) intentionally take any action which would require disclosure under Section 6.1(c).

          6.3. CONFIDENTIALITY. Each Shareholder agrees that all confidential or proprietary information or workproducts relating to the Subject Business or the Purchased Assets which is known to such Shareholder as of the Closing Date is the sole property of the Seller. Each Shareholder agrees that it will not use or disclose such information or workproduct except for the benefit of the Seller, and such Shareholder will take reasonable steps to protect such information and workproduct from misuse, loss, theft or accidental disclosure.

          6.4. CONSENTS. Each party shall use its reasonable best efforts, and the other party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

          6.5. EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper or advisable, consistent with all applicable Laws, to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable.

          6.6. NOTICE OF PROSPECTIVE BREACH. Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any material failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          6.7. PUBLIC ANNOUNCEMENTS. Each party agrees that, except (i) as otherwise required by Law or public disclosure obligations of any party and
(ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or the transactions contemplated hereby, without the prior written consent of the Seller or the Buyer, as the case may be, which consent shall not unreasonably be withheld or delayed; PROVIDED, HOWEVER, that the Seller may disclose such information to its employees after the execution of this Agreement as it deems necessary provided that the Seller shall have given prior written notice to the Buyer of its intent to make such disclosure.

          6.8. NEGOTIATION WITH OTHERS. (a) During the Transition Period, the Seller and the Shareholders shall deal exclusively with the Buyer and its Affiliates regarding the acquisition of or investment in the Seller, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the prior written consent of the Buyer, neither the Seller nor any Shareholder shall, and the Shareholders shall cause the Seller not to, directly or indirectly, (i) solicit, initiate discussions with or engage in negotiations with any Person (whether such negotiations are initiated by the Seller or any Shareholder or otherwise), other than the Buyer or a party designated by the Buyer, relating to a Potential Transaction, (ii) provide information or documentation with respect to the Seller or the Subject Business to any Person, other than the Buyer or a party designated by the Buyer, relating to a Potential Transaction or (iii) enter into an agreement with any Person, other than the Buyer, providing for any Potential Transaction. If the Seller or any Shareholder receives an unsolicited inquiry, offer or proposal relating to any of the above, the Seller or such Shareholder shall immediately notify the Buyer thereof. The Seller and the Shareholders represent to the Buyer that they are not bound to negotiate a Potential Transaction with any other Person.

          (b) The parties recognize and acknowledge that a breach by the Seller or any Shareholder of this Section 6.8 will cause irreparable and material loss and damage to the Buyer and its Affiliates as to which it will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

          SECTION 7.  CONDITIONS.

          7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction prior to the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer or the Seller, as applicable:

               (a) APPROVALS. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

               (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Governmental Entity nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.
               (c) STATUTES. No action shall have been taken or threatened, and no Law or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, (ii) compel the Seller or the Buyer to dispose or hold separate all or a material portion of the business or assets of the Seller, the Buyer or any Affiliate thereof as a result of the consummation of the transactions contemplated hereby or (iii) render any party unable to consummate the transactions contemplated hereby.

          7.2. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to purchase the Purchased Assets and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Seller and the Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and the Buyer shall have received a certificate signed by the Chief Executive Officer of the Seller and the Shareholders to that effect.

               (b) PERFORMANCE OF OBLIGATIONS OF THE SELLER AND THE SHAREHOLDERS. The Seller and the Shareholders shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement as of the Closing Date, and the Buyer shall have received a certificate signed by the Chief Executive Officer of the Seller and the Shareholders to that effect.

               (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Seller and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the requisite shareholder approvals, shall have been duly and validly taken by the Seller, and the Seller shall have full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein.

               (d) OPINION OF THE SELLER'S AND THE SHAREHOLDERS' COUNSEL. The Buyer shall have received an opinion of Clark & Stant, P.C., counsel for the Seller and the Shareholders, dated the Closing Date, in substantially the form of EXHIBIT C attached hereto.

               (e) CONSENTS AND APPROVALS. The Buyer shall have received duly executed copies of all consents and approvals in form and substance satisfactory to the Buyer and its counsel, that are (i) required for consummation of the transactions contemplated hereby or
     (ii) that are required in order to prevent a breach of or a default under or a termination of any Contract to which the Seller is a party or to which any portion of property of the Seller is subject. With respect to each party to the Assumed Contracts, the Buyer shall have received a copy of a duly executed consent to the assignment and assumption of such Assumed Contract in the form of EXHIBIT D hereto, which shall contain the statement that, as of the Closing Date, all sums due by the Seller have been paid in full and the Seller is not in default under any of the terms, covenants or conditions of the Assumed Contract.

               (f) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Seller and the Shareholders of this Agreement and the Related Documents and the consummation by the Seller and the Shareholders of the transactions contemplated hereby and thereby shall have been obtained or made.

               (g) CORPORATE RESOLUTIONS. The Buyer shall have received certified copies of the resolutions of the Seller's board of directors and the Shareholders, approving this Agreement, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby.

               (h) ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1996, there shall have been no Material Adverse Change.
               (i) OFFICER'S CERTIFICATE. The Seller shall have delivered an Officer's Certificate dated as of the Closing Date to the Buyer certifying (i) that attached thereto is a true and complete copy of the Seller's Charter and all amendments thereto; (ii) that attached thereto is a true and complete copy of the Seller's By-laws as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of the Seller executing this Agreement or any of the other documents contemplated hereby.

               (j) INSTRUMENTS OF TRANSFER. The Buyer shall have received duly executed instruments of sale, transfer, conveyance and assignment, including, but not limited to, the Bill of Sale, as contemplated by Section 1.5, and such documents shall be in full force and effect.

               (k) PROPRIETARY INFORMATION AGREEMENTS. The Seller shall have entered into proprietary information agreements, or other agreements reasonably acceptable to the Buyer and its counsel, with Lee D. Goldstein, Larry A. Goldstein, Lisa S. Deitelbaum and Joseph P. Danowski with respect to (i) the confidentiality of all non-public, proprietary information of the Seller and (ii) the ownership by the Seller of all patents, copyrights, inventions and other intellectual property discovered, developed or improved by such individuals.

               (l) CHANGE AND USE OF SELLER'S NAME. The Seller shall have filed with the appropriate official of the Seller's jurisdiction of incorporation an amendment to its articles of organization so as to change the name of the Seller to a name which, in the reasonable opinion of the Buyer, is sufficiently distinct from the Seller's current name so as not to be confused therewith.

               (m) RELEASES OF ENCUMBRANCES. The Buyer shall have received duly executed releases of all Encumbrances on the Purchased Assets, each in the form specified by the Buyer, and UCC termination statements with respect to all such Encumbrances.

               (n) DUE DILIGENCE. The Buyer shall be satisfied in all respects with the results of their business, legal, environmental and accounting due diligence investigation and review of the Seller (including, without limitation, customer interviews and discussions) which shall be performed by counsel for the Buyer, accountants and other representatives.

               (o) EMPLOYMENT AGREEMENT. The Buyer and Larry Goldstein shall have entered into the Employment Agreement substantially in the form of EXHIBIT E, and such agreement shall be in full force and effect.

               (p) CONSULTING AND NONCOMPETITION AGREEMENT. The Buyer and Lee Goldstein shall have entered into the Consulting and Noncompetition Agreement substantially in the form of EXHIBIT F, and such agreement shall be in full force and effect.

               (q) ESCROW AGREEMENT.  The Buyer, the Seller, the
     Shareholders and the Lawyers Title Insurance Corporation shall have entered into the Escrow Agreement and such agreement shall be in full force and effect.

               (r) FINANCING. Parent and the Buyer shall have obtained on terms and conditions satisfactory to Parent and the Buyer in their sole discretion all of the financing needed in order to consummate the transactions contemplated hereby.

               (s) ENVIRONMENTAL. The Buyer and its representatives shall have satisfactorily completed the environmental audits and analyses with respect to the Real Property located in Suffolk, Virginia and other potential liability under Environmental, Health and Safety Laws, and the results of such audits and analyses shall be satisfactory to the Buyer in its sole discretion.

               (t) FOREIGN PERSON AFFIDAVIT. The Buyer shall have received from the Seller a duly executed certificate pursuant to Section 1.1445-2(b)(2)(i) of the Treasury Regulations under Section 1445 of the Code.

               (u) TRANSFER OF CASH. The Buyer shall have received an officer's certificate, signed by the President and the chief accounting officer of the Seller, certifying the amount of cash held by the Seller as of the Closing Date (including, but not limited to, all cash held in the bank accounts of the Seller), and the Seller shall have liquidated any securities and used any such cash to pay down the Assumed Payables or transferred any such cash to an account designated by the Buyer.

               (v) REAL PROPERTY MATTERS. The Buyer shall have received, at the Buyer's cost, (i) surveys with respect to each parcel of Real Property, in form, substance and content satisfactory to the Buyer in its discretion, (ii) an ALTA owner's policy (and, if required by the Buyer's lender, if any, a lender's policy) of title insurance insuring each parcel of Real Property (each, a "Title Policy") which shall be in full force and effect as of the Closing and in form and substance and in such amount and with such affirmative coverage and endorsements as are satisfactory to the Buyer in its sole discretion and (iii) such title affidavits and title and zoning opinions as are satisfactory to the Buyer in its discretion. In connection with the foregoing, the Seller shall have delivered to the Buyer or the Title Insurance Company all title affidavits and undertakings that may be required as a condition to the issuance by such Title Insurance Company of the Title Policies.

               (w) FORMS 5500. The Seller shall have filed all Forms 5500 (Annual Report - Report of Employee Benefits) required to be filed by it pursuant to the rules and regulations of the Code and the Seller shall have paid all penalties related thereto.

               (x) POWER OF ATTORNEY. The Seller shall have executed and delivered to the Buyer the Power of Attorney in the form attached hereto as EXHIBIT G, and such Power of Attorney shall be in full force and effect.

               (y) AUDITED FINANCIAL STATEMENTS. The Buyer shall have received an audited balance sheet of the Seller as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended.

               (z) EQUIPMENT PURCHASE. The Paul J. Goldstein Trust shall have sold to the Buyer the equipment currently leased by the Seller for $582,500, and such Trust shall have executed and delivered all documentation related thereto that is reasonably requested by the Buyer.

          7.3. CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE SHAREHOLDERS. The obligations of the Seller and the Shareholders to sell the Purchased Assets and to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller and the Shareholders:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Parent and the Buyer in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and the Seller shall have received a certificate signed by an authorized officer of Parent and the Buyer to that effect.

               (b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. Parent and the Buyer shall have performed in all material respects their respective obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, and the Seller shall have received a certificate signed by an authorized officer of Parent and the Buyer to that effect.

               (c) AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by Parent and the Buyer and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Parent and the Buyer.

               (d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by Parent and the Buyer and the consummation by Parent and the Buyer of the transactions contemplated hereby and thereby shall have been obtained or made.

               (e) CORPORATE RESOLUTIONS. The Seller shall have received certified copies of the resolutions of the board of directors of Parent and the Buyer and the Buyer's sole shareholder, approving this Agreement, all other agreements and documents contemplated hereby to which the Buyer is a party and the consummation of the transactions contemplated hereby.

               (f) OFFICER'S CERTIFICATE. The Buyer shall have delivered an Officer's Certificate dated as of the Closing Date to the Seller certifying (i) that attached thereto is a true and complete copy of the Buyer's certificate of incorporation and all amendments thereto, if any; (ii) that attached thereto is a true and complete copy of the Buyer's by-laws as in effect on the date of such certification; and as to the incumbency and genuineness of the signature of each officer of the Buyer executing this Agreement or any of the other documents contemplated hereby.

               (g) PAYMENT OF CLOSING PAYMENT AND DEBT. The Buyer shall have paid the Closing Payment and, on behalf of the Seller (and/or shall have paid amounts to the Seller for payment thereof), all outstanding indebtedness set forth on SCHEDULE VI.

               (h) EMPLOYMENT AGREEMENT. The Employment Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

               (i) CONSULTING AND NONCOMPETITION AGREEMENT. The Consulting and Noncompetition Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

               (j) ESCROW AGREEMENT. The Escrow Agreement shall have been duly and validly executed by the parties thereto and shall be in full force and effect.

               (k) OPINION OF PARENT'S AND THE BUYER'S COUNSEL. The Seller and the Shareholders shall have received an opinion of O'Sullivan Graev & Karabell, LLP, dated the Closing Date, in substantially the form of EXHIBIT H attached hereto.

               (l) EQUIPMENT PURCHASE. The Buyer shall have purchased from the Paul J. Goldstein Trust the equipment currently leased from the Seller for $582,500.

     SECTION 8.  INDEMNIFICATION.

          8.1.  INDEMNIFICATION GENERALLY; ETC.  From and after the Closing
Date:

               (a) BY THE SELLER GROUP IN FAVOR OF THE BUYER GROUP. The Seller Group jointly and severally agrees to indemnify and hold harmless the Buyer Group for any and all Losses they may suffer, sustain or incur as a result of:

                    (i) the untruth, inaccuracy or breach of any representation or warranty of the Seller and/or any Shareholder contained in Section 4 or in the Disclosure Letter, any Related Document or any certificate delivered in connection herewith at or before the Closing; or

                   (ii) the breach of any agreement or covenant of the Seller contained in this Agreement or in the Disclosure Letter or any Related Document; or

                  (iii) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with (A) any action or inaction of any Shareholders in connection with the action of the Shareholders of the Seller required to approve the transactions contemplated by this Agreement and the Related Documents or (B) any assertion by any current or former shareholder or optionholder of the Seller or the heirs, representatives or estate thereof of any impropriety with respect to any actions or transactions of or involving the Seller prior to or at the Closing (including, without limitation, the actions and transactions contemplated by this Agreement and the Related Documents); or

                   (iv) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with any of the Excluded Assets or Excluded Obligations; or

                    (v) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with the failure to provide any benefit under any Contract contemplated by and subject to the provisions of Section 1.7; or

                   (vi) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with the non-compliance by the Seller and the Buyer with the bulk sales laws of any jurisdiction; or

                  (vii) other than with respect to any matter set forth on
          Schedule 4.17 to the Disclosure Letter and which is accrued on the books of the Seller, (A) any environmental condition existing or event occurring on or before the Closing Date at any property currently or formerly owned, leased, or used by the Seller or any predecessor of Seller, or (B) any generation, storage, treatment, disposal, transportation, shipment offsite, or other management of Hazardous Materials by the Seller or any predecessor of the Seller on or before the Closing Date; or

                 (viii) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with the Seller's failure to file, or lateness in filing, any Annual Report - Report of Employee Benefits on Form 5500; or

                   (ix) the assertion of any claim, demand, Liability or obligation against any member of the Buyer Group arising from or in connection with the Levy Debt.

               (b) BY EACH SHAREHOLDER IN FAVOR OF THE BUYER GROUP. Each of the Shareholders and their respective heirs, estate and assigns (severally as to himself or herself and not jointly) agrees to indemnify and hold harmless the Buyer Group for any and all Losses they may suffer, sustain or incur as a result of:

                    (i) the untruth, inaccuracy or breach of any representation or warranty of such Shareholder contained in
          Section 3 or in the Disclosure Letter, any Related Document to which such Shareholder is a party or any certificate delivered by such Shareholder in connection herewith at or before the Closing; or

                   (ii) the breach by such Shareholder of any agreement or covenant to be performed by such Shareholder contained in this Agreement or in any Related Document to which such Shareholder is a party.

               (c) BY THE BUYER IN FAVOR OF THE SELLER AND THE
     SHAREHOLDERS. The Buyer agrees to indemnify and hold harmless the Seller and the Shareholders for any and all Losses they may suffer, sustain or incur as a result of:

                    (i) the untruth, inaccuracy or breach of any representation or warranty of Parent or the Buyer contained in
          Section 5 or in any Related Document or any certificate delivered in connection herewith or therewith at or before the Closing; or

                   (ii) the breach of any agreement or covenant of Parent or the Buyer contained in this Agreement or in any Related Document; or

                   (iii) the incurrence of any sales tax that arises out of the purchase of the mold (2x8 seven ounce) from Signet Business Leasing Corporation and the subsequent sale of such mold to the Buyer; or

                  (iv) the assertion of any claim, demand, Liability or obligation against the Seller or the Shareholders arising from or in connection with any of the Assumed Obligations with respect to events or circumstances that arise after the Closing Date.

          8.2. LIMITATIONS ON INDEMNIFICATION. Anything contained herein to the contrary notwithstanding:

               (a) INDEMNITY BASKET FOR THE SELLER AND THE SHAREHOLDERS. The Buyer Group shall not have the right to be indemnified pursuant to
     Section 8.1(a) and (b) for breaches of representations and warranties (other than under Sections 4.8, 4.18 and 4.19 and willful breaches) unless and until the Buyer Group shall have incurred on a cumulative basis since the Closing Date aggregate Losses for breaches of representations and warranties (other than under Sections 4.8, 4.18 and 4.19 and willful breaches) in an amount exceeding $25,000 in which event the right to be indemnified shall apply only to the extent such Losses exceed $25,000.

               (b) INDEMNITY CAP FOR THE SELLER AND THE SHAREHOLDERS. The sum of all Losses pursuant to which indemnification is payable by the Seller and the Shareholders pursuant to Section 8.1(a) shall not exceed $1,500,000 in the aggregate; PROVIDED, HOWEVER, that in no event shall the limitation set forth in this Section 8.2(b) apply to the rights of the Buyer Group to be indemnified pursuant to (i)
     Section 8.1(a)(i) with respect to the representations and warranties set forth in Sections 4.1, 4.4, 4.8, 4.9, 4.17, 4.18 and willful breaches or (ii) Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(vii), 8.1(a)(viii) and 8.1(a)(ix).

               (c) INDEMNITY BASKET FOR THE BUYER GROUP. The Shareholders and the Seller shall not have the right to be indemnified pursuant to
     Section 8.1(c) for breaches of representations and warranties (other than under Section 5.3 and willful breaches) unless and until the Shareholders and the Seller shall have incurred on a cumulative basis since the Closing Date aggregate Losses for breaches of representations and warranties (other than under Section 5.3 and willful breaches) in an amount exceeding $25,000 in which event the right to be indemnified shall apply only to the extent such Losses exceed $25,000.

          8.3. ASSERTION OF CLAIMS; PAYMENT OF CLAIMS; RIGHT OF SET-OFF; LEVY DEBT NOT SUBJECT TO ESCROW. (a) No claim shall be brought under
Section 8.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons
(i) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (ii) written notice pursuant to Section 8.4 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 8.1 hereof.

               (b) The obligation of the Seller or any Shareholder to indemnify the Buyer Group shall be paid (i) first, by the release of funds from the Escrow Account (other than with respect to the Levy Debt), and
(ii) second, after making a demand in writing against the Seller and the Shareholders that remains unsatisfied for 30 calendar days, by offset against the payments to be made to Lee Goldstein under the Consulting and Noncompetition Agreement in the order of payments to be made thereunder from the time of such set-off.

          8.4. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

               (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons within 15 days of obtaining knowledge thereof, stating the nature and basis of such Third Party Claim and the amount thereof to the extent known; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any Liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Persons thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

               (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; PROVIDED, HOWEVER, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or Proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

               (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 8.4(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 8.4(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 8.4(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

               (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld.

          8.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 8.5, the representations and warranties of the Shareholders contained in Section 3 and the representations and warranties of the Seller and the Shareholders contained in Section 4 and the representations and warranties of the Buyer contained in Section 5 shall survive the Closing Date until the second anniversary of the Closing Date; PROVIDED, HOWEVER, that the representations and warranties of the Shareholders and the Seller contained in Sections 3.2, 4.4, 4.9, 4.17 and
4.18 shall survive the Closing Date without any time limit and the representations and warranties set forth in Sections 4.8 and 4.16 shall survive the Closing Date until the expiration of the statute of limitations, if any, applicable to the matters set forth therein. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing Date until they are otherwise terminated, whether by their terms or as a matter of applicable law. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "Survival Date".

          8.6. NO THIRD PARTY RELIANCE. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Seller and the Shareholders contained in this Agreement (including, without limitation, the Disclosure Letter) (i) are being given by the Seller and the Shareholders as an inducement to the Buyer and Parent to enter into this Agreement (and the Seller and each Shareholder acknowledges that the Buyer and Parent have expressly relied thereon) and (ii) are solely for the benefit of the Buyer and Parent. Accordingly, no third party (including, without limitation, the Shareholders or any other holder of capital stock of the Seller) or anyone acting on behalf of any thereof other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Seller with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Section 8, or otherwise.

		8.7.  REMEDIES EXCLUSIVE.  The remedies provided for in this
Section 8 shall be the exclusive remedies of the Indemnified Persons in connection with any claim, demand, loss, liability or obligation arising under this Agreement or in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing in this Section 8.7 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement under or in respect of any other instrument or agreement to which such person may be a party or for fraud.

          SECTION 9.  ADDITIONAL AGREEMENTS.

          9.1. EXPENSES. Each of the Seller and the Shareholders, on the one hand, and the Buyer, on the other hand, shall bear their own fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby (the "Transaction Expenses") including, without limitation, the payment by the Seller of the Grantor's Tax relating to the transfer of the Real Property and the payment by the Buyer of all other transfer taxes relating to the Real Property.

          9.2. DISCLOSURE OF INFORMATION; NONCOMPETITION. (a) From and after the Closing, the Shareholders shall not use or disclose to any Person, except as required by law or judicial process, any Confidential Information for any reason or purpose whatsoever, nor shall they make use of any of the Confidential Information for their own purposes or for the benefit of any Person except the Buyer or any Affiliate thereof.

               (b) Reference is made to the Consulting and Noncompetition Agreement pursuant to which, in connection with the sale of the Purchased Assets by the Seller to the Buyer and the other transactions contemplated hereby, Lee Goldstein is entering into a noncompetition covenant in favor of the Buyer and its Affiliates. Such Consulting and Noncompetition Agreement is incorporated herein by reference as if set forth herein in its entirety.

               (c) The Seller acknowledges that the Subject Business has been conducted by the Seller, and substantial sales of the Seller's products have been made, in each State of the United States, and acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and in consideration of and as an inducement to Parent and the Buyer to consummate the transactions contemplated hereby, the Seller and Ida S. Goldstein shall not from and after the Closing until the fourth anniversary of the Closing (i) directly or indirectly represent or engage in any Competitive Business, whether such representation or engagement shall be for profit or not or whether such engagement shall be as an officer, director, partner, stockholder (other than ownership of up to 1% of the outstanding securities of any public company whose securities are traded on an established national or international securities exchange or investment in mutual funds), Affiliate or other participant, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Buyer (or any Affiliate thereof) and any third party, including, without limitation, any customer, supplier or employee of the Buyer, or (iii) affirmatively assist or induce (including, by way of example but not in limitation thereof, providing financing or advisory or consulting services) any third party to engage in any Competitive Business in any manner described in the foregoing clauses (i) and (ii); PROVIDED, HOWEVER, that nothing contained in this Section 9.2 shall prohibit Ida Goldstein from engaging in any activity that is an activity which Lee Goldstein is permitted to engage in under the terms of the Consulting and Noncompetition Agreement.

               (d) The parties hereto recognize and acknowledge that a breach by the Seller or any Shareholder of this Section 9.2 will cause irreparable and material loss and damage to the Buyer and its Affiliates as to which they will not have an adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

          9.3. USE OF NAME. Neither the Seller nor any Shareholder shall allege or assert that the name "Virginia Design" or any variant thereof has not become distinctive and unique and neither the Seller nor any Shareholder shall allege or assert that such names have not obtained secondary meaning, identifying "Virginia Design" or any variant thereof as the source of goods associated with such name. The Seller and the Shareholders recognize and acknowledge that they are proscribed by operation of law from, and undertake in this Agreement as a matter of contract to refrain from, (A) owning any interest, directly or indirectly, in, or becoming associated with or otherwise lending any aid or support to, any Person (other than the Buyer or any Affiliate thereof) using "Virginia Design" or any variant thereof or (B) performing any service or offering any goods identified with the name "Virginia Design" or any variant thereof in a manner that is likely to cause confusion in the minds of ordinary purchasers, except on behalf of the Buyer or any Affiliate thereof. In connection therewith, it is agreed that the undertaking under this
Section 9.3 is of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Section 9.3 would cause the Buyer and its Affiliates irreparable harm. In the event of any such breach, the Buyer shall be entitled, as a matter of right, to injunctive and other equitable relief without waiving any other rights which they may have to damages or otherwise.

          9.4. RELATIONSHIPS WITH VENDORS AND CUSTOMERS. From and after the date hereof, neither the Seller nor any Shareholder shall take or fail to take any action which could reasonably be expected to, directly or indirectly, have an adverse effect on the Subject Business or the Purchased Assets or the business or operations of the Buyer after the Closing, or on the business relationship between the Seller or the Buyer and any vendor, supplier or customer thereof.

          9.5. HEALTH INSURANCE. From and after the Closing Date until May 2, 2002, the Buyer shall provide, and Parent shall cause the Buyer to provide, to Lee Goldstein the medical benefits that are provided to employees of the Buyer on the same terms and conditions as those provided to such employees.

          9.6.  [INTENTIONALLY OMITTED]

          9.7. UNDERTAKINGS OF THE BUYER. Except as otherwise consented to in writing by the Seller, the Buyer shall, and Parent shall cause the Buyer to:

               (a) in the event that the Buyer or Parent elect to sell the expandable polystyrene business of the Buyer, the Buyer shall promptly notify Lee Goldstein and permit him to submit a bid for the purchase of such business;

               (b) use its commercially reasonable best efforts to have Lee and Ida Goldstein released as guarantors on any of the Assumed Obligations including, without limitation, the indebtedness owed to United Leasing Company; and

               (c) provide the Seller and its accountants with reasonable access to employees of the Buyer (in a manner that does not interfere with their duties) and books and records transferred to the Buyer to aid the Seller in the closing of its books for the 1996 and 1997 tax years, to assemble information required to prepare its 1996 and 1997 tax returns and to handle any lawsuit, audit or claim for which the Seller or the Shareholders are responsible.

          9.8. EMPLOYEES; SENIORITY; WARN ACT COMPLIANCE. On the Closing Date, the Buyer shall offer employment to all of the Seller's employees, except those who resign or whose employment is terminated between the date hereof and the Closing Date, at the rate of compensation paid to such employees as of April 1, 1997, which compensation rates are set forth on
SCHEDULE IX; PROVIDED, HOWEVER, that in no event shall the Buyer or Parent be obligated to employ such employees for any period of time. In addition, the Seller's employees who become employees of the Buyer shall, for purposes of employee benefit matters, be given past service credit that gives effect to the period of time employed by the Seller. The Buyer shall be solely responsible for (i) providing any notices required pursuant to the WARN Act regarding any proposed or anticipated plant shutdown, employee layoffs or other events which may give rise to WARN Act requirements (including attorneys' fees) and (ii) any expenses or losses (including attorneys' fees) incurred as a result of any violations of the WARN Act by the Buyer.

          9.9. COBRA COVERAGE. COBRA continuation coverage obligations under Section 4980B of the Code with respect to the current and former employees of the Seller and their covered spouses and dependents shall be divided as follows: (i) the Seller's health care plans shall provide such coverage for qualifying events occurring prior to the Closing Date and (ii) the Buyer's health care plans shall provide such coverage for qualifying events occurring on or after the Closing Date and thereafter with respect to the Seller's employees. The Buyer shall handle the administration of COBRA coverage for the Seller's former employees after the Closing Date.

          SECTION 10.  TERMINATION; EFFECT OF TERMINATION.

          10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

               (a)  the mutual consent of the Buyer and the Seller; or

               (b) the Buyer, if there has been a breach by the Seller or any Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Seller or any Shareholder which is material and which the Seller or such Shareholder fails to cure within 10 Business Days after notice thereof is given by the Buyer (except no cure period shall be provided for a breach by the Seller or any Shareholder which by its nature cannot be cured); or

               (c) the Seller, if there has been a breach by Parent or the Buyer of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or the Buyer which is material and which Parent or the Buyer fails to cure within 10 Business Days after notice thereof is given by the Seller (except no cure period shall be provided for a breach by the Buyer which by its nature cannot be cured); or

               (d)  the Buyer or the Seller, if the conditions set forth in
     Section 7.1 shall not have been satisfied or waived (to the extent they may be waived) by May 16, 1997; or

               (e) the Buyer, if the conditions set forth in Section 7.2 shall not have been satisfied or waived (to the extent they may be waived) by May 16, 1997; or

               (f) the Seller, if the conditions set forth in Section 7.3 and 7.2(n), (r) and (s) shall not have been satisfied or waived (to the extent they may be waived) by May 16, 1997; or

               (g) the Buyer or the Seller, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable;

PROVIDED, HOWEVER, that neither the Seller nor the Buyer shall be entitled to terminate this Agreement pursuant to Section 10.1(d), (e) or (f) if such party's intentional breach (or, with respect to the Seller, any Shareholder's intentional breach) of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to Section 10.1(a) shall be effected by a written instrument signed by the Buyer and the Seller, and any termination pursuant to this Section 10.1 (other than a termination pursuant to Section 10.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

          10.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except for Sections 6.3, 6.7, Section 9.1, this
Section 10.2 and Section 11 and the provisions of the Confidentiality Agreement dated October 18, 1996, between the Seller and Parent (the "Confidentiality Agreement"), each of which shall survive the termination of this Agreement; PROVIDED, HOWEVER, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

          SECTION 11.  MISCELLANEOUS PROVISIONS.

          11.1. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Buyer and the Seller.

          11.2. EXTENSION; WAIVER. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

          11.3. ENTIRE AGREEMENT. This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Disclosure Letter, the Confidentiality Agreement, the Related Documents and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter of intent dated as of February 20, 1997, among Parent, the Seller and the Shareholders).

          11.4. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          11.5. NO THIRD-PARTY BENEFICIARIES; SUCCESSORS AND ASSIGNS. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; PROVIDED, HOWEVER, that anything contained herein to the contrary notwithstanding, the Buyer may, without the prior written consent of any other party, assign any or all of its rights and interests hereunder to any lender providing financing for the transactions contemplated hereby.
          11.6. HEADINGS. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

          11.7. NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to the Seller or the Shareholders, to:

                         Virginia Design Packaging Corp.
                         3120 South Ocean Boulevard
                         Palm Beach, Florida 33480
                         Attention:  Lee D. Goldstein;

                    with a copy to:

                         Clark & Stant, P.C.
                         900 One Columbus Center
                         Virginia Beach, Virginia  23462
                         Attention:  Thomas R. Frantz, Esq.
                         Telecopier:  (804) 473-0395; and

               (b)  if to the Buyer or Parent, to them at:

                         Berry Plastics Corporation
                         Berry Plastics Design Corporation
                         101 Oakley Street
                         Evansville, Indiana  47706
                         Attention:  Martin R. Imbler
                         Telecopier:  (812) 421-9604;

                    with a copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, New York  10112
                         Attention:  Michael Joseph O'Brien, Esq.
                         Telecopier:  (212) 408-2420.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

          11.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

          11.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic Laws of the Commonwealth of Virginia without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Commonwealth of Virginia.

          11.10. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          11.11. CONSTRUCTION. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          11.12. REMEDIES. Subject to the provisions of Sections 8.7 and 10.2, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

          11.13. WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, Proceeding or counterclaim arising out of or relating to this Agreement.

          11.14. RECOVERY OF ATTORNEY'S FEES AND COSTS. If any party to this Agreement files any action or brings any proceeding against any other party to this Agreement that arises out of this Agreement, the prevailing party shall be entitled to recover, as an element of its costs of suit and not its damages, reasonable attorney's fees to be fixed by the court or arbitrator plus any other related out-of-pocket fees, costs and expenses incurred in connection with such action or proceeding; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of this Section
11.14 and any provision of Section 8, the provisions of Section 8 shall govern.

                           *     *     *

**FOOTNOTES**

{*} Such amount to be increased by the amount by which $7,874,350.02 exceeds the Designated Debt on the Closing Date; and such amount to be decreased by the amount by which the Designated Debt exceeds
     $7,874,350.02 on the Closing Date (whereby Designated Debt will include accounts payable that are 30 days past due and prepayment penalties (other than the portion of a prepayment penalty to be paid by the Buyer pursuant to Section 2.3), if any).




          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Asset Purchase Agreement as of the date first written above.

                              PARENT:

                              BERRY PLASTICS CORPORATION


                              By:   /S/ JAMES M. KRATOCHVIL
                              ------------------------------
                                 James M. Kratochvil
                                 Vice President, Chief Financial
                                   Officer, Treasurer and Secretary


                              THE BUYER:

                              BERRY PLASTICS DESIGN CORPORATION



                              By:   /S/ JAMES M. KRATOCHVIL
                              ------------------------------
                                 James M. Kratochvil
                                 Vice President, Chief Financial
                                   Officer, Treasurer and Secretary

                              SELLER:

                              VIRGINIA DESIGN PACKAGING CORP.


                              By:  /S/ LEE D. GOLDSTEIN
                              ------------------------------
                                 Lee D. Goldstein
                                 President


                              SHAREHOLDERS:


                              /S/  LEE D. GOLDSTEIN
                              ------------------------------
                                     Lee D. Goldstein



                              /S/  IDA S. GOLDSTEIN
                              ------------------------------
                                     Ida S. Goldstein



                                                          ANNEX I



                            DEFINITIONS


          The following terms used in the Stock Purchase Agreement shall have the following respective meanings:

          "ACCOUNTANTS' DETERMINATION" has the meaning set forth in Section 2.5(b)(ii).

          "ADDITIONAL ESCROW AMOUNT" has the meaning set forth in Section
2.4.

          "AFFILIATE" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

          "ARBITRATING ACCOUNTANTS" has the meaning set forth in Section 2.5(b)(ii).

          "ASSUMED CONTRACTS" has the meaning set forth in Section
1.1(a)(vi).

          "ASSUMED OBLIGATIONS" has the meaning set forth in Section
1.3(b).

          "ASSUMED PAYABLES" has the meaning set forth in Section
1.3(a)(ii).

          "BEST KNOWLEDGE" of any Person shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson could have obtained after making a reasonable investigation. In connection therewith, the knowledge (both actual and constructive) of each of Lee D. Goldstein, Larry A. Goldstein and Gordon Saffold shall be imputed to be the knowledge of the Seller.

          "BILL OF SALE" has the meaning set forth in Section 1.5.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

          "BUYER" has the meaning set forth in the caption.

          "BUYER GROUP" means the Buyer, Parent and each of their respective successors and assigns, officers, directors, employees, representatives and Affiliates, other than any Shareholder.

          "BUYER'S ACCOUNTANTS" has the meaning set forth in Section
2.5(a).

          "BUYER'S NOTICE OF ADJUSTMENT" has the meaning set forth in
Section 2.5(b)(i).

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System.

          "CLOSING" has the meaning set forth in Section 2.7.

          "CLOSING DATE" has the meaning set forth in Section 2.7.

          "CLOSING PAYMENT" has the meaning set forth in Section 2.2.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPETITIVE BUSINESS" means any business involving the sale of products or provision of services in any city or county in any State of the United States if such business or the products sold or services provided by it are competitive, directly or indirectly, with the business of or any product sold by the Buyer (after the Closing Date) or any Affiliate thereof.

          "CONFIDENTIAL INFORMATION" means Intellectual Property Rights of the Seller and the Buyer and all information of a proprietary or confidential nature relating to the Seller, the Buyer or the Subject Business (other than information that is in the public domain at the time of receipt thereof by any Shareholder at the time of its use or disclosure by a Shareholder other than as a result of the breach by any Shareholder of his or her agreement hereunder).

          "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section
10.2.

          "CONSULTING AND NONCOMPETITION AGREEMENT" shall mean the Consulting, Noncompetition, Nonsolicitation and Nondisclosure Agreement to be entered into by the Buyer and Lee D. Goldstein, which is attached hereto as EXHIBIT F.

          "CONTRACT" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

          "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "DECEMBER BALANCE SHEET" has the meaning set forth in Section
4.5.

          "DECEMBER BALANCE SHEET DATE" has the meaning set forth in
Section 4.5.

          "DESIGNATED DEBT" has the meaning set forth in Section 2.3.

          "DISCLOSURE LETTER" has the meaning set forth in Section 4.1.

          "EMPLOYEE PLAN" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Seller or any ERISA Affiliate of the Seller has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

          "EMPLOYMENT AGREEMENT" means the Employment Agreement to be entered into between the Buyer and Larry Goldstein.

          "ENCUMBRANCES" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all Laws, Permits and Contracts with Governmental Entities relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. <section><section>6901, ET SEQ., the Clean Air Act, as amended, 42 U.S.C. <section><section>7401 ET SEQ., the Federal Water Pollution Control Act, as amended, 33 U.S.C.
<section><section>1251 ET SEQ., the Emergency Planning and Community Right-
to-Know Act, 42 U.S.C. <section><section>11001 ET SEQ., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. <section><section>9601 ET SEQ., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. <section>1804 ET SEQ., the Occupational Safety and Health Act of 1970, the regulations promulgated thereunder, and any similar Laws and other requirements having the force or effect of Law, and all Orders issued or promulgated thereunder, and all related common law theories.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.
          "ERISA AFFILIATE" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

          "ESCROW ACCOUNT" has the meaning set forth in Section 2.4.

          "ESCROW AGREEMENT" has the meaning set forth in Section 2.4.

          "EXCLUDED ASSETS" has the meaning set forth in Section 1.2.

          "EXCLUDED OBLIGATIONS" has the meaning set forth in Section 1.4.

          "FINAL DETERMINATION DATE" has the meaning set forth in Section 2.5(b)(iii).

          "FINAL WORKING CAPITAL" has the meaning set forth in Section
2.5(a).

          "FINAL WORKING CAPITAL STATEMENT" has the meaning set forth in
Section 2.5(a).

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5.

          "FIRST 20-DAY PERIOD" has the meaning set forth in Section
2.5(b)(ii).

          "GAAP" has the meaning set forth in Section 2.5(a).

          "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

          "HAZARDOUS MATERIALS" means any hazardous or toxic chemicals, materials or substances; any pollutants or contaminants; or crude oil or any fraction thereof (as such terms are defined under any Environmental, Health and Safety Law).

          "INDEMNIFIED PERSONS" means the Buyer Group, the Seller or the Shareholders, as the case may be.

          "INDEMNIFYING PERSONS" means the Seller Group, the Shareholders or the Buyer, as the case may be.

          "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

          "LAW" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

          "LEVY DEBT" has the meaning set forth in Section 1.4(g).

          "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "LOSSES" means any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys' fees actually incurred) and assessments arising from or in connection with any such matter that is the subject of indemnification under Section 8.1.

          "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or, to the Best Knowledge of such Person, business prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

          "MATERIAL ADVERSE EFFECT" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, Liabilities, employee relations or, to the Best Knowledge of such Person, business prospects of such Person.

          "OBJECTION NOTICE" has the meaning set forth in Section
2.5(b)(ii).

          "ORDERS" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

          "OVERPAYMENT AMOUNT" has the meaning set forth in Section
2.5(c)(ii).

          "PARENT" has the meaning set forth in the caption.

          "PERMITS" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

          "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

          "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

          "POTENTIAL TRANSACTION" has the meaning set forth in Section
6.8(a).

          "PROCEEDINGS" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

          "PURCHASE PRICE" has the meaning set forth in Section 2.1(a).

          "PURCHASED ASSETS" has the meaning set forth in Section 1.1(b).

          "REAL PROPERTY" has the meaning set forth in Section 1.1(a)(iii).

          "RELATED DOCUMENTS" means, collectively, the Escrow Agreement, the Bill of Sale, the Consulting and Noncompetition Agreement and the Employment Agreement.

          "REQUISITE RIGHTS" has the meaning set forth in Section 4.11(a).

          "RETAINED CONTRACTS" has the meaning set forth in Section
1.2(iv).

          "SELLER" has the meaning set forth in the caption.

          "SELLER GROUP" means the Seller, each of the Shareholders and their respective successors, assigns, representatives, heirs and estate.

          "SELLER'S BY-LAWS" means the by-laws of the Seller.

          "SELLER'S CHARTER" means the certificate or articles of incorporation of the Seller.

          "SETTLEMENT AGREEMENT" has the meaning set forth in Section
2.5(b)(ii).

          "SHAREHOLDER(S)" has the meaning set forth in the caption.

          "SUBJECT BUSINESS" has the meaning set forth in the preamble.

          "SURVIVAL DATE" has the meaning set forth in Section 8.5.

          "TAX" means any of the Taxes.

          "TAX RETURNS" means Federal, state, local and foreign tax returns, reports, statements, declarations of estimated tax and forms.

          "TAXES" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, (B) being a member of an affiliated or combined group or (C) any contractual obligation.

          "THIRD PARTY CLAIM" has the meaning set forth in Section 8.4.

          "TITLE POLICY" has the meaning set forth in Section 7.2(v).

          "TRANSACTION EXPENSES" has the meaning set forth in Section 9.1.

          "TRANSITION PERIOD" has the meaning set forth in Section 6.1.

          "UNDERPAYMENT AMOUNT" has the meaning set forth in Section
2.5(c)(i).

          "WARN ACT" means the Workers Adjustment and Retraining
Notification Act, 29 U.S.C. <section> 2101, et. seq.